UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2005

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Boardman Coal Plant Outage

Portland General Electric Company (PGE, or the Company) has a 65% ownership share of a 585 MW coal-fired generating plant located in Boardman, Oregon (Boardman). The plant had been out of service since October 22, 2005 due to the detection of vibrations in the turbine's rotor. Despite efforts to rebalance the rotor, including disassembly, Boardman continued to experience temperature and load sensitive rotor vibrations, resulting in potentially unsafe and destructive operation of the turbine. On November 18, 2005, following repeated unsuccessful efforts to return Boardman to operation, the Company decided to remove and perform further examination of the turbine.

Although the actual time required for repair has not yet been determined, PGE estimates that Boardman may not be operational until the end of January 2006, or later. The unplanned outage has required that PGE replace its portion of Boardman's generation with wholesale market purchases and increased generation, when economic, from the Company's natural gas-fired generating plants. Current market prices for power purchases and natural gas are significantly higher than Boardman's variable costs used in setting customer rates. It is anticipated that, depending on market prices, PGE's estimated cost of replacing its share of Boardman's generation will be $450,000 to $700,000 per day in excess of the estimated power costs used in setting rates for 2005 and 2006.

In addition, on November 18, 2005, PGE filed with the Public Utility Commission of Oregon (OPUC) an "Application for Deferred Accounting of Excess Power Costs Due to Plant Outage" (Application). The Application requests an order authorizing PGE to defer for later ratemaking treatment excess power costs associated with Boardman's outage, effective on the date of the Application. The Application seeks deferral of the difference between Boardman's variable power costs used in setting rates for 2005 and 2006 (under the Company's Resource Valuation Mechanism) and replacement power costs incurred during the outage. PGE expects the methodology for determining the deferred amount to be the subject of further proceedings in the docket, but has presently estimated the deferral amount based on the market cost of energy.

Management cannot predict the timing or the ultimate outcome of a decision by the OPUC on the Company's deferred accounting application.

Information Regarding Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, political developments affecting federal and state regulatory agencies, and developments with respect to the bankruptcy of Enron Corp. Except as required by law, Portland General Electric Company does not under-take any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

November 23, 2005	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

November 23, 2005	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer